Exhibit 3.2

PepsiCo, Inc.
By-Laws
As amended and restated effective April 15, 2020
Article I

Offices
Section 1.1    Principal Office. The principal office of PepsiCo, Inc. (hereinafter called the “Corporation”) may be located at such place as the Board of Directors of the Corporation (hereinafter called the “Board”) may fix from time to time.
Section 1.2    Registered Office. The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.
Section 1.3    Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of North Carolina, as the Board may from time to time by resolution determine or as may be appropriate to the business of the Corporation.
Article II

Meetings of Shareholders
Section 2.1    Place of Meetings. All meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation in the State of North Carolina, or at such other place within or without the State of North Carolina as may from time to time be fixed pursuant to these By-Laws and designated in the notice of the meeting. The Board may, in its sole discretion, determine that a meeting of the shareholders of the Corporation be held solely or in part by means of remote communication to the extent permitted under North Carolina law.
Section 2.2    Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held on such date, and at such time and place (if any), as may be designated by the Chairman of the Board or by resolution of the Board for the purpose of the election of directors and for the transaction of such other business as may properly come before the meeting. No business (including nominations) shall be transacted at an annual meeting of shareholders, except such business as shall be (a) specified in the notice of meeting given as provided in Section 2.5, (b) otherwise brought before the meeting by or at the direction of the Board, (c) otherwise brought before the meeting by a shareholder of record entitled to vote at the meeting, in compliance with the procedure set forth in this Section 2.2, or (d) a nomination brought before the meeting in accordance with Section 2.9 below by an Eligible Shareholder (as defined in Section 2.9 below) whose Shareholder Nominee (as defined in Section 2.9 below) is included in the Corporation’s proxy materials for the relevant annual meeting of shareholders.
For nominations or other business to be brought before an annual meeting by a shareholder pursuant to (c) above, the shareholder must have given written notice thereof to the Secretary of the

Corporation. To be timely, a shareholder’s notice must be delivered to, or mailed to and received at, the principal executive office of the Corporation by the close of business no less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. For purposes of this Article II, the term “close of business” shall mean 5:00 p.m. local time at the principal executive office of the Corporation on any calendar day, whether or not the day is a business day.
Such shareholder notice shall set forth (A) as to each person proposed to be nominated for election or reelection as a director by the shareholder(s): (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to serving as a director if elected, and (ii) a written representation and agreement of each person proposed to be nominated for election or reelection as a director, which shall be signed by such person, and shall represent and agree that such person (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation; (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a nominee or director that has not been disclosed to the Corporation; and (3) if elected as a director, will comply with all of the Corporation’s corporate governance, code of conduct, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors; provided that, in addition to the information required in the notice pursuant to this Section 2.2, the Corporation may require such other information as may reasonably be required by the Corporation to determine the proposed nominee’s eligibility to qualify and serve as a director of the Corporation, including information relevant to a determination whether such proposed nominee can be considered an independent director of the Corporation; (B) as to any other business proposed to be brought before the meeting by the shareholder(s), a brief description of such business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder(s) and the beneficial owner(s), if any, on whose behalf the proposal is made; and (C) as to the shareholder(s) giving the notice and the beneficial owner(s), if any, on whose behalf the proposed nomination or proposal of other business is made: (i) the name and address of such shareholder(s) and any such beneficial owner(s), as they appear in the records of the Corporation, (ii) the number of shares of the Corporation’s common stock that are held of record or are beneficially owned by such shareholder(s), by any such beneficial owner(s) and, if any such shareholder or beneficial owner is an entity, by each director, executive, managing member or control person of such entity (any such person, a “control person”), (iii) a description of any agreement, arrangement or understanding between or among such shareholder(s) and any such beneficial owner(s), any of their respective control persons, affiliates or associates (as defined in Rule 14a- 1(a) under the Exchange Act), and any other person or persons (including their names) in connection with the proposed nomination or proposal of other business, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable), (iv) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or maintain, increase or decrease the voting power of, such shareholder(s) or any such beneficial owner(s) or control person(s) or any such nominee with respect to the Corporation’s securities, (v) a representation that each such shareholder is a holder of record of common stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such proposed nomination or proposal of other business before the meeting, and (vi) a representation as to whether such shareholder(s) or any such beneficial owner(s) intends or is part of a group that intends to solicit proxies from shareholders in support of such proposed nomination or proposal of other business and, if so, the name of each participant (as defined in Item 4 of Exchange Act Schedule 14A) in such solicitation (within the meaning of Exchange Act Rule 14a-1(l)), and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding common stock required to approve or adopt the proposal in the case of a proposal, or holders of at least fifty percent (50%) of the voting power of the Corporation’s outstanding common stock entitled to vote in the election of directors in the case of a nomination.
For purposes of this Article II, the term “beneficial owner” shall have the meaning ascribed in Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder; provided, however, that for purposes of clause (C)(ii) of this Section 2.2 only, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (a) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (b) the right to vote or direct the voting of such shares, alone or in concert with others, (c) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares, and/or (d) an economic or pecuniary interest in such shares.
In the event that any information or communication required under clauses (C)(ii) through (C)(iv) of this Section 2.2 is not, when provided, or thereafter ceases to be true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such shareholder(s) and any such beneficial owner(s) or nominee(s), as the case may be, shall promptly, and in any event not later than five days after the record date for the meeting, notify the Secretary and disclose such information that is required to make such information or communication true, correct, complete and not misleading as of the record date.
If a shareholder does not appear or send a qualified representative to an annual meeting to present the matter(s) (including nominations), proposed to be voted on at the meeting, the Corporation need not present the matter(s) at the annual meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything in these By-Laws to the contrary, no business (including nominations) shall be conducted at an annual meeting except in accordance with the provisions set forth in this Section 2.2. Clauses (c) and (d) of the first paragraph of this Section 2.2 shall be the exclusive means for a shareholder to make director nominations, and clause (c) of the first paragraph of this Section 2.2 shall be the exclusive means for a shareholder to propose other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Exchange Act). If the Board or the chairman of the annual meeting determines that any business was not properly brought before the meeting in accordance with provisions prescribed by these By-Laws, the chairman of the meeting shall have the power to so declare at the meeting, and to the extent permitted by law to declare that any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.2, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.2.
Section 2.3    Substitute Annual Meeting. If the annual meeting shall not be held at a time stated or fixed in accordance with these By-Laws, a substitute annual meeting may be called in accordance with Section 2.4. The person or persons calling the meeting shall specify the date, time and place (if any) of the substitute annual meeting. A meeting so called shall be designated and treated for all purposes as the annual meeting including with regard to shareholder nominations made pursuant to Section 2.9 of these By-Laws.
Section 2.4    Special Meetings. A special meeting of the shareholders of the Corporation may be called at any time by the Chairman of the Board or by resolution of the Board, and shall be called by the Secretary upon the valid written request of one or more shareholders holding shares of record of the Corporation’s common stock representing in the aggregate at least twenty percent (the “Requisite Percentage”) of the then outstanding shares of the Corporation’s common stock entitled to vote on the matter(s) proposed to be voted on at such meeting (each, a “Requesting Shareholder”). Such special meeting shall be held at such time and at such place (if any) within or without the State of North Carolina as may be fixed by the Chairman of the Board, in the case of meetings called by the Chairman of the Board, or by resolution of the Board, in the case of meetings called by the Board; and any meeting called at the valid request of the Requesting Shareholder(s) pursuant to this Section 2.4 shall be held at such date, time and place (if any) as may be fixed by the Board, provided that the date of such special meeting shall not be more than ninety (90) days after the receipt by the Secretary of such request. To be valid, the request or requests must (i) be written,

(ii) be delivered to the Secretary at the Corporation’s principal executive office (the date on which the Secretary receives the request is the “Delivery Date”), (iii) include the specific purpose(s) of the special meeting of shareholders and the specific matter(s) proposed to be voted on at the meeting, (iv) include the information required by Section 2.2 of these By- Laws, (v) include documentary evidence that the Requesting Shareholder(s) own the Requisite Percentage on the Delivery Date, (vi) include a certification that each such Requesting Shareholder will continue to hold at least the number of shares of common stock set forth in the request with respect to each such Requesting Shareholder through the date of the special meeting and (vii) be signed and dated by the Requesting Shareholder(s) or a duly authorized agent of such Requesting Shareholder(s). If the Requesting Shareholder(s) are not a holder of record of the shares representing the Requisite Percentage, then the documentary evidence required by subsection (v) of this Section 2.4 must also include proof that the beneficial owners on whose behalf the request(s) are made beneficially own the Requisite Percentage on the Delivery Date in order for the request to be valid.
Any Requesting Shareholder who submitted a written request for a special meeting of shareholders may revoke that written request at any time by delivering a written revocation to the Secretary at the Corporation’s principal executive office. The failure of any Requesting Shareholder to appear at the special meeting of shareholders or to send a qualified representative to the special meeting of shareholders to present such matter(s) to be voted on at the special meeting of shareholders also constitutes a revocation of such request. If there are more than one Requesting Shareholder and the revocation or deemed revocation by one or more Requesting Shareholders causes the remaining Requesting Shareholders to hold in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting. If none of the Requesting Shareholder(s) appears or sends a qualified representative to the special meeting, the Corporation need not present the matter(s) requested by the Requesting Shareholder(s) at the special meeting.
The Corporation is not required to call a special meeting of shareholders pursuant to this Section 2.4 with respect to any matter if (w) the Delivery Date is during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (x) an identical or substantially similar matter was included on the agenda of any annual or special meeting of shareholders held within 120 days prior to the Delivery Date or will be included on the agenda at an annual or special meeting to be held within 90 days after the Delivery Date (and for purposes of this clause (x), the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors shall be considered an identical or substantially similar matter with respect to all matters involving nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), (y) the purpose of the special meeting of shareholders is unlawful, or (z) the written request for a special meeting of shareholders itself, including the item of business proposed, violated applicable law(s) or this Section 2.4.
In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. The business conducted at the special meeting of shareholders called in accordance with this Section

2.4 shall be limited to the business set forth in the notice of the meeting; provided, however, that the Board of Directors may submit additional matters to the shareholders at the meeting by including those matters in the notice of the special meeting of shareholders.
Section 2.5    Notice of Meetings. Notice of each meeting of the shareholders of the Corporation, whether annual or special, shall be given at least ten (10) but not more than sixty (60) days before the day on which the meeting is to be held to each shareholder entitled to vote thereat, by any means of communication permitted under or authorized by the North Carolina Business Corporation Act, including without limitation, by mail or electronic means, provided, however, that notice is not required to be given to a shareholder if (i) notice of two consecutive annual meetings, and all notices of meetings during the period between those two consecutive annual meetings, have been sent to the shareholder at the shareholder’s address as shown on the stock ledger of the Corporation and have been returned undeliverable; or (ii) all, but not less than two, payments of dividends on securities during a 12-month period, or two consecutive payments of dividends on securities during a period of more than 12 months, have been sent to the shareholder at the shareholder’s address as shown on the stock ledger of the Corporation and have been returned undeliverable. If any shareholder delivers to the Corporation a written notice setting forth the shareholder’s current address, the requirement that notice be given to the shareholder shall be reinstated. In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called unless such a description is required by the provision of the North Carolina Business Corporation Act. Except as otherwise prescribed by statute or these By-Laws, notice of any adjourned meeting of shareholders need not be given.
Section 2.6    Voting, Inspectors of Election. All shares of one or more classes or series that under the Articles of Incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group within the meaning of the North Carolina Business Corporation Act. All shares entitled by the Articles of Incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the Articles of Incorporation or specifically required by law. At any meeting of the shareholders of the Corporation, each shareholder entitled to vote may vote in person (including by means of remote communication to the extent permitted under North Carolina law) or by proxy provided that no proxy shall be voted after eleven (11) months from its date unless said proxy provides for a longer period. Unless otherwise provided by the North Carolina Business Corporation Act, the Articles of Incorporation, or the By-laws, action on a matter by a voting group for which a quorum is present is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. The vote for the election of directors, other matters expressly prescribed by statute, and, upon the direction of the presiding officer of the meeting, the vote on any other question before the meeting, shall be by ballot. At all meetings of shareholders, the polls shall be opened and closed, the proxies and ballots shall be received, taken in charge and examined, and all questions concerning the qualifications of voters, the validity of proxies and the acceptance or rejection of proxies and of votes shall be decided by two (2) inspectors of election. Such inspectors of election, together with one alternate, to serve in the event of death, inability or refusal by any of said inspectors of election to serve at the meeting, none of whom need be a shareholder of the Corporation, shall be appointed by the Board, or, if no such appointment or appointments shall have been made, then by the presiding officer at the meeting. If, for any reason, any inspector of election so appointed shall fail to attend, or refuse or be unable to serve, a substitute shall be appointed to serve as inspector of election, in his place or stead, by the presiding officer at the meeting. No director or candidate for the office of director shall be appointed as an inspector. Each inspector shall take and subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. After the balloting, the inspectors shall make a certificate of the result of the vote taken.
Section 2.7    Quorum, Presiding Officer. Except as otherwise prescribed by statute, the Articles of Incorporation or in a By-Law approved by the shareholders, at any meeting of the shareholders of the Corporation, shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of that voting group exists. The presence in person (including by means of remote communication to the extent permitted under North Carolina law) or by proxy of the holders of record of a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. In the absence of a quorum at the opening of any meeting of shareholders, the meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Meetings of the shareholders shall be presided over by the Chairman of the Board, or, if the Chairman is not present, by another officer or director who shall be designated to serve in such event by the Board. The Secretary of the Corporation, or an Assistant Secretary designated by the officer presiding at the meeting, shall act as Secretary of the meeting.
Section 2.8    Lists of Shareholders. It shall be the duty of the officer of the Corporation who shall have charge of the stock ledger of the Corporation, either directly or through another officer designated by him or through a transfer agent or transfer clerk appointed by the Board, to prepare and make a complete list of shareholders entitled to notice of a shareholders’ meeting, arranged in alphabetical order by voting group, and showing the address of and number of shares held by each shareholder. Such list shall be open to the examination of any shareholder at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held, beginning two (2) business days after notice of the meeting is given for which the list was prepared, and shall be produced and kept at the time and place of election, during the whole time thereof, subject to the inspection of any shareholder who may be present.
Section 2.9    Proxy Access.
(a)    Subject to the terms and conditions of these By-Laws, in connection with an annual meeting of shareholders at which directors are to be elected, the Corporation will include in its proxy statement and on its form of proxy the name of a nominee or nominees for election to the Board submitted pursuant to this Section 2.9 (a “Shareholder Nominee”), and will include in its proxy statement the “Required Information” (as defined below), if: (i) the Shareholder Nominee satisfies the eligibility requirements in this Section 2.9 and the Corporation’s director qualification requirements; (ii) the Shareholder Nominee is identified in a timely notice (the “Shareholder Notice”) that satisfies this Section 2.9 and is delivered by a shareholder that qualifies as, or is acting on behalf of, an Eligible Shareholder (as defined below); (iii) the Eligible Shareholder expressly elects at the time of the delivery of the Shareholder Notice to have the Shareholder Nominee included in the Corporation’s proxy materials pursuant to this Section 2.9, and (iv) the additional requirements of these By-Laws are met.
(b)    To qualify as an “Eligible Shareholder,” a shareholder or a group as described in this Section 2.9(b) must: (i) own and have owned (as defined below), continuously for at least three years as of the date of the Shareholder Notice, a number of shares that represents at least three percent (3%) of the outstanding shares of the Corporation’s common stock entitled to vote in the election of directors as of the date of the Shareholder Notice (the “Required Shares”); and (ii) thereafter continue to own the Required Shares through such annual meeting of shareholders. For purposes of satisfying the ownership requirements of this Section 2.9(b), a group of no more than twenty shareholders and/or beneficial owners may aggregate the number of shares of the Corporation’s common stock entitled to vote in the election of directors that each group member has owned continuously for at least three years as of the date of the Shareholder Notice. No shares may be attributed to more than one Eligible Shareholder, and no shareholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as more than one Eligible Shareholder under this Section 2.9. A group of any two or more (A) funds that are under common management and investment control, (B) funds that are under common management and funded primarily by a single employer (or by a group of related employers that are under common control) or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one shareholder or beneficial owner. Whenever an Eligible Shareholder consists of a group of shareholders and/or beneficial owners, any and all requirements and obligations for an Eligible Shareholder set forth in this Section 2.9 must be satisfied by and as to each such shareholder or beneficial owner, except that shares may be aggregated as specified in this Section 2.9(b) and except as otherwise provided in this Section 2.9.
(c)    For purposes of this Section 2.9:
(i)    A shareholder or beneficial owner shall be deemed to “own” only those outstanding shares of the Corporation’s common stock as to which such person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s common stock, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliates. The terms “owned,” “owning” and other variations of the word “own,” when used with respect to a shareholder or beneficial owner, shall have correlative meanings.
(ii)    A shareholder or beneficial owner shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. The person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person.
(iii)    A shareholder or beneficial owner’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that (A) the person both has the power to recall such loaned shares on five business days’ notice and recalls the loaned shares promptly upon being notified that its Shareholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting, and (B) the person holds the recalled shares through the annual meeting.
(d)    For purposes of this Section 2.9, the “Required Information” that the Corporation will include in its proxy statement is: (i) the information set forth in the Schedule 14N provided with the Shareholder Notice concerning each Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and (ii) if the Eligible Shareholder so elects, a written statement of the Eligible Shareholder (or, in the case of a group, a written statement of the group), not to exceed five hundred (500) words per Shareholder Nominee, in support of each of its Shareholder Nominees, which must be provided at the same time as the Shareholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).
Notwithstanding anything to the contrary contained in this Section 2.9, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this

Section 2.9 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Shareholder or Shareholder Nominee.
(e)    The Shareholder Notice shall set forth all information, representations and agreements required under Section 2.2 of these By-Laws (and for such purposes, references in Section 2.2 to the “beneficial owner” on whose behalf the nomination is made and control persons shall be deemed to refer to the “Eligible Shareholder”), and in addition such Shareholder Notice shall include:
(i)    a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act;
(ii)    a statement of the Eligible Shareholder (and in the case of a group, the written agreement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (A) setting forth and certifying to the number of shares of the Corporation’s common stock the Eligible Shareholder owns and has owned (as defined in Section 2.9(c) of these By-Laws) continuously for at least three years as of the date of the Shareholder Notice, (B) agreeing to continue to own such shares through the annual meeting, and (C) regarding whether it intends to maintain ownership of the Required Shares for at least one year following the annual meeting;
(iii)    the written agreement of the Eligible Shareholder (and in the case of a group, the written agreement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:
(A)    it will provide (1) the information required under Section 2.2 of these By-Laws as of the record date, (2) notification in writing verifying the Eligible Shareholder’s continuous ownership of the Required Shares, through and as of the tenth business day immediately preceding the annual meeting, and (3) immediate notice to the Corporation if the Eligible Shareholder ceases to own any of the Required Shares prior to the annual meeting of shareholders;
(B)    it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 2.9, (3) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board, and (4) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and
(C)    it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 2.9, (3) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, (4) file all materials described below in Section 2.9(g)(ii) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A, and (5) at the request of the Corporation, promptly, but in any event within five business days after such request, provide to the Corporation prior to the day of the annual meeting such additional information as reasonably requested by the Corporation; and
(iv)    in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination.
(f)    To be timely under this Section 2.9, a written copy of the Shareholder Notice must be delivered to, or mailed to and received at, the principal executive office of the Corporation by the close of business (as defined in Section 2.2 of these By-Laws) no less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first sent to shareholders in connection with the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, the Shareholder Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Shareholder Notice as described above.
(g)    An Eligible Shareholder must:
(i)    within five business days after the date of the Shareholder Notice, provide to the Corporation one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Shareholder owns, and has owned continuously in compliance with this Section 2.9;
(ii)    file with the SEC any solicitation or other communication by or on behalf of the Eligible Shareholder relating to the Corporation’s annual meeting of shareholders, one or more of the Corporation’s directors or director nominees or any Shareholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A; and
(iii)    in the case of any group, within five business days after the date of the Shareholder Notice, provide to the Corporation documentation reasonably satisfactory to the Corporation demonstrating that the number of shareholders and/or beneficial owners within such group does not exceed twenty, including whether a group of funds qualifies as one shareholder or beneficial owner within the meaning of Section 2.9(b) of these By-Laws.
The information provided pursuant to this Section 2.9(g) shall be deemed part of the Shareholder Notice for purposes of this Section 2.9.
(h)    Within five business days after the date of the Shareholder Notice, a written representation and agreement of each Shareholder Nominee shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation, which shall be signed by each Shareholder Nominee and shall represent and agree that such Shareholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serving as a director if elected.
At the request of the Corporation, the Shareholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires required of the Corporation’s directors and provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board to determine if each Shareholder Nominee satisfies the requirements of this Section 2.9 and/or the Corporation’s director qualification requirements and policies and guidelines applicable to directors.
(i)    In the event that any information or communication provided by the Eligible Shareholder or any Shareholder Nominees to the Corporation or its shareholders is not,

when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Shareholder Nominee from its proxy materials as provided in this Section 2.9.
(j)    Notwithstanding anything to the contrary contained in this Section 2.9, the Corporation may omit from its proxy materials any Shareholder Nominee, and such nomination shall be disregarded and no vote on such Shareholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:
(i)    the Eligible Shareholder or Shareholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Shareholder Notice (or otherwise submitted pursuant to this Section 2.9), any of the information in the Shareholder Notice (or otherwise submitted pursuant to this Section 2.9) was not, when provided, true, correct and complete in all material respects, or the requirements of this Section 2.9 have otherwise not been met;
(ii)    the Shareholder Nominee (A) is not independent under any applicable listing standards, any applicable rules of the SEC, and/or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (B) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years, or (C) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(iii)    the Corporation has received a notice (whether or not subsequently withdrawn) that a shareholder intends to nominate any candidate for election to the Board pursuant to the advance notice requirements for shareholder nominees for director in Section 2.2 of these By-Laws;
(iv)    the election of the Shareholder Nominee to the Board would violate, or cause the Corporation to violate, the Corporation’s Articles of Incorporation, these By-Laws, the Corporate Governance Guidelines, the code of conduct of the Corporation, or any applicable law, rule, regulation or listing standard; or
(v)    the Eligible Shareholder or applicable Shareholder Nominee fails to comply with its obligations pursuant to these By-Laws, including but not limited to its obligations under this Section 2.9.

(k)    The maximum number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy statement pursuant to this Section 2.9 but either are subsequently withdrawn or that the Board decides to nominate) submitted by all Eligible Shareholders that must be included in the Corporation’s proxy materials pursuant to this Section 2.9 shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Shareholder Notice may be delivered pursuant to this Section 2.9 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%) (such resulting number, the “Permitted Number”). In the event that one or more vacancies for any reason occurs after the date of the Shareholder Notice but before the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 2.9 exceeds the Permitted Number, the Corporation shall determine which Shareholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: each Eligible Shareholder will select one Shareholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s common stock entitled to vote in the election of directors that each Eligible Shareholder disclosed as owned in its respective Shareholder Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, if any Shareholder Nominee who satisfies the eligibility requirements in this Section 2.9 thereafter is nominated by the Board or thereafter is not included in the Corporation’s proxy materials or not submitted for director election because the Shareholder Nominee withdraws from consideration or becomes ineligible or unavailable for election at the annual meeting for any reason, no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof and in no event shall the time period for the giving of a Shareholder Notice be extended or a new period commenced.
(l)    Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board, if the Eligible Shareholder (or a qualified representative of the Eligible Shareholder), does not appear at the annual meeting of shareholders of the Corporation to present its Shareholder Nominee or Shareholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Shareholder Nominee or Shareholder Nominees may have been received by the Corporation. In the event that any Eligible Shareholder (including any shareholder(s) or beneficial owner(s) whose shares are counted as part of a group for the purposes of qualifying as an Eligible Shareholder) nominates a Shareholder Nominee who is elected to the Board, then such Eligible Shareholder (or group member) shall not be permitted to utilize this Section 2.9 in connection with the following two annual meetings after such Shareholder Nominee is elected to the

Board (other than with respect to the nomination of such previously elected Shareholder Nominee).
(m)    The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 2.9 and to make any and all determinations necessary or advisable to apply this Section 2.9 to any persons, facts or circumstances, including the power to determine (i) whether one or more shareholders or beneficial owners qualifies as an Eligible Shareholder, (ii) whether a Shareholder Notice complies with this Section 2.9 and has otherwise met the requirements of this Section 2.9, (iii) whether a Shareholder Nominee satisfies the qualifications and requirements in this Section 2.9, and (iv) whether any and all requirements of this Section 2.9 have been satisfied. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board) shall be binding on all persons, including the Corporation and its shareholders (including any beneficial owners).
This Section 2.9 shall be the exclusive method for shareholders to include nominees for director election in the Corporation’s proxy materials.
Article III

Board of Directors
Section 3.1    Powers, Number, Term, Election. The property, business and affairs of the Corporation shall be managed by the Board. The number of directors constituting the Board shall be such number as may be fixed or changed from time to time by resolution of the Board; provided, however, that the number of directors which shall constitute the whole Board shall not be reduced to a number less than the number of directors then in office, unless such reduction shall become effective only at and after the next ensuing meeting of shareholders for the election of directors, or upon the resignation of an incumbent director. Each director shall hold office from the time of his election and qualification until the annual meeting of shareholders next succeeding his election and until his successor shall have been duly elected and shall have qualified, or until his death, resignation or removal. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. A decrease in the number of directors does not shorten an incumbent director’s term. No director need be a shareholder. Except as provided in Section 6.4, the directors shall be elected at the annual meeting of shareholders. Only persons who are nominated in accordance with the provisions set forth in these By-Laws shall be eligible to be elected as directors at an annual or special meeting of shareholders called for that purpose. Nomination for election to the Board shall be made by or at the direction of the Board or a nominating committee appointed by the Board. Nomination for election of any person to the Board may also be made by one or more shareholders at any annual meeting, in accordance with Section 2.2 or Section 2.9, and at a special meeting of shareholders called for that purpose, if made by the close of business on the seventh day following the date on which notice of such special meeting is first given to shareholders and otherwise made in accordance with Section 2.2.
Section 3.2    Place of Meetings. The Board may hold its meetings at such place or places within or without the State of North Carolina as it may from time to time by resolution determine, or as shall be specified or fixed in the respective notices or waivers of notice thereof. Any regular or special meeting may be held by conference telephone or similar communications equipment so long as all persons participating in such meeting can hear one another, and participation in such a telephonic meeting shall constitute presence in person.
Section 3.3    First Meeting. After each annual election of directors, on the same day and at the place where such election is held, the newly elected Board shall meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a waiver of notice thereof signed by all the directors.
Section 3.4    Regular Meetings. Regular meetings of the Board may be held at such time and place and in such manner as the Board may from time to time by resolution determine. Except as otherwise expressly prescribed by statute, the Articles of Incorporation or these By-Laws, notice of regular meetings need not be given.
Section 3.5    Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, or by the Secretary upon the written request filed with the Secretary by any four (4) directors. Notice of the time, place and manner of each such special meeting shall be mailed to each director, at his residence or usual place of business, not later than the second day before the day on which such meeting is to be held, or shall be sent addressed to him at such place by electronic transmission, or shall be delivered personally or by telephone, not later than six o’clock in the afternoon of the day before the day on which such meeting is to be held. Except as otherwise prescribed by statute, the Articles of Incorporation or these By-Laws, and except in the case of a special meeting of the Board called for the purpose of removing an officer or officers of the Corporation or the filling of a vacancy or vacancies in the Board or of amending the By-Laws, notice or waivers of notice of any meeting of the Board need not set forth the purpose or purposes of the meeting.
Section 3.6    Quorum. Except as otherwise prescribed by statute or by these By-Laws, the presence of a majority of the full Board shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board. Any meeting of the Board may be adjourned by a majority vote of the directors present at such meeting. In the absence of a quorum, the Chairman of the Board or a majority of the directors present may adjourn such meeting until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.
Section 3.7    Indemnification. Unless the Board of Directors shall determine otherwise, the Corporation shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding (and any appeal therein), whether civil, criminal, administrative, investigative or arbitrative, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Such indemnification may, in the discretion of the Board, include advances of a director’s, officer’s or employee’s expenses prior to final disposition of such action, suit or proceeding. The right of indemnification provided for in this Section 3.7 shall not exclude any rights to which such persons may otherwise be entitled by contract or as a matter of law. The Board shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this By-Law, including, without limitation, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him. The Board may appoint a committee or special counsel to make such determination and evaluation.
Section 3.8    Presumption of Assent. A director who is present at a meeting of the Board or a committee of the Board when corporate action is taken is deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or to transacting business at the meeting, or (b) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he files written notice of his dissention or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.
Section 3.9    Written Consents. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if, before or after such action, unrevoked written consents thereto are signed by all members of the Board or of such committee, as the case may be, and such written consents are filed with the minutes of proceedings of the Board or committee. A director’s consent to action taken without a meeting or revocation thereof may be in electronic form and delivered by electronic means. Action taken under this section is effective when one or more unrevoked consents signed by all of the directors are delivered to the Corporation, unless the consents specify a different effective date. A director’s consent to action may be revoked in a writing signed by the director and delivered to the Corporation prior to the action becoming effective.
Article IV

Committees
Section 4.1    Designation, Vacancies, etc. The Board may from time to time by resolution create committees of directors with such functions, duties and powers as the Board shall by resolution prescribe. The creation of a committee of the Board and appointment of members to it must be approved by the greater of (a) a majority of the number of directors in office when the action is taken or (b) the number of directors required to take action pursuant to Section 3.6. Each committee may have one or more members, except any executive committee shall have three or more members, as provided in the Articles of Incorporation. A majority of all the members of any such committee may determine its actions and rules or procedures, and fix the time, place and manner of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

Article V

Chairman of the Board and Officers
Section 5.1    Chairman of the Board. The Board of Directors shall annually elect one of its own members as the Chairman of the Board of Directors (the “Chairman of the Board”). The Chairman of the Board may also be the Chief Executive Officer or any other officer of the Corporation. The Chairman of the Board shall preside at the meetings of the Board and may call meetings of the Board and of any committee thereof, whenever he deems it necessary, and he shall call to order and preside at all meetings of the shareholders of the Corporation. In addition, he shall have such other powers and duties as the Board shall designate from time to time.
Section 5.2    Principal Officers. The principal officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such other officers as the Board shall designate from time to time with such powers and duties as the Board shall determine. The Corporation may also have an Executive Chairman and/or one or more Vice Chairmen, each of whom shall have such powers and duties as the Board shall designate from time to time. Any two or more of these offices may be held by the same person, except that neither a Chief Executive Officer nor a President may also serve as a Vice President, Secretary or Treasurer (as provided in the Articles of Incorporation) and no officer may act in more than one capacity where action of two or more officers is required. The Board may require any such officer to give security for the faithful performance of his duties.
Section 5.3    Election, Term of Office, Qualification. The principal officers of the Corporation shall be elected annually by the Board and each shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinafter provided.
Section 5.4    Chief Executive Officer. The Chief Executive Officer of the Corporation shall have supervision of its policies, business, and affairs, and such other powers and duties as are commonly incident to the office of chief executive officer. The Chief Executive Officer shall have power to sign all certificates of stock, bonds, deeds and contracts of the Corporation.
Section 5.5    President. The President (who may also be the Chief Executive Officer) shall have such powers and duties as the Board shall designate from time to time. The President shall have power to sign all certificates of stock, bonds, deeds and contracts of the Corporation.
Section 5.6    Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time prescribe. The Board may elect or designate one or more of the Vice Presidents as Executive Vice Presidents, Senior Vice Presidents or with such other title as the Board may deem appropriate.
Section 5.7    The Treasurer. The Treasurer shall keep, deposit, invest and disburse the funds and securities of the Corporation, shall keep full and accurate accounts of the receipts and disbursements of the Corporation, shall maintain insurance coverage on the Corporation’s assets, and, in general, shall perform all the duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Chief Executive Officer or the Board.
Section 5.8    The Secretary. The Secretary shall act as secretary of, and keep the minutes of, all meetings of the Board and of the shareholders, shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents the execution of which on behalf of the Corporation under its seal shall have been specifically or generally authorized by the Board, and, in general, shall perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned by the Chief Executive Officer or the Board. The Secretary shall also have the responsibility and authority to maintain and authenticate the records of the Corporation, unless and to the extent any one or more other officers or individuals are designated by these By-Laws, the Board or the Secretary as the person or persons with such responsibility.
Section 5.9    The Controller. The Controller shall be the chief accounting officer of the Corporation, shall have charge of its accounting department and shall keep or cause to be kept full and accurate records of the assets, liabilities, business and transactions of the Corporation.
Section 5.10    Additional Officers. The Board may elect or appoint such additional officers as it may deem necessary or advisable, and may delegate the power to appoint such additional officers to any committee or principal officer. Such additional officers shall have such powers and duties and shall hold office for such terms as may be determined by the Board or such committee or officer.
Section 5.11    Salaries. The Salaries of the officers of the Corporation shall be fixed from time to time in the manner prescribed by the Board.
Article VI

Removal, Resignations, Vacancies and Salaries
Section 6.1    Removal of Directors. Any director may be removed at any time, either with or without cause, by a vote of the shareholders entitled to vote at a special meeting of the shareholders called for that purpose, if the number of votes cast to remove such director exceeds the number of votes cast not to remove him, and the vacancy in the Board caused by any such removal may be filled by the shareholders at such meeting and, if not filled thereat, the vacancy caused by such removal may be filled by the directors as provided in Section 6.4 hereof.
Section 6.2    Removal of Officers. Any officer of the Corporation elected or appointed by the Board, or appointed by any committee or principal officer of the Corporation pursuant to authority delegated by the Board, may be removed at any time, either with or without cause, by resolution adopted by a majority of the whole Board at a regular meeting of the Board or at a special meeting thereof called for such purpose or by the appointing committee or appointing officer or by any other officers authorized by the Board of Directors.
Section 6.3    Resignation. Any director or officer of the Corporation may at any time resign by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer, or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time shall be specified therein, at the time of the receipt thereof, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 6.4    Vacancies. Any vacancy in the Board caused by death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by the majority vote of the remaining directors, though less than a quorum at any regular meeting of the Board or any special meeting thereof called for the purpose, or by the shareholders of the Corporation at the next annual meeting or at any special meeting called for the purpose, and the director so chosen shall hold office, subject to the provisions of these By-Laws, until the next annual meeting of shareholders for the election of directors and until his successor shall be duly elected and shall qualify. Any vacancy in any office, caused by death, resignation, removal, disqualification or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election or appointment to such office.
Section 6.5    Compensation. Each director who shall not also be an executive officer of the Corporation or any of its subsidiary companies and receiving a regular salary for his services, in consideration of his serving as a director, shall be entitled to receive from the Corporation such fees for serving as a director as the Board shall from time to time determine, and each such director, who shall serve as a member of any committee of the Board, in consideration of his serving as a member of such committee, shall be entitled to receive from the Corporation such fees for serving as a member of such committee as the Board shall from time to time determine.
Article VII

Contracts, Loans, Checks, Drafts, Deposits, Etc.
Section 7.1    Contracts and Loans. Except as authorized pursuant to a resolution of the Board or these By-Laws, no officer, agent or employee of the Corporation shall have any power or authority to bind the Corporation by any contract or engagement, to effect any loan on its behalf, to issue any negotiable paper in its name, to pledge its credit, to render it pecuniarily liable for any purpose or for any amount, or to pledge, hypothecate or transfer any securities or other property of the Corporation as security for any loans or advances.
Section 7.2    Checks, Drafts, etc. All checks, drafts, and other instruments or orders for the payment of monies out of the funds of the Corporation, and all notes or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined pursuant to a resolution of the Board. All checks, drafts and other instruments or orders for the payment of monies to or upon the order of the Corporation may be endorsed for deposit in such manner as shall be determined pursuant to a resolution of the Board.
Section 7.3    Proxies. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President or Secretary or Assistant Secretary designated by the Board, may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast, in the name and on behalf of the Corporation, the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.
Article VIII

Shares, Dividends, Etc.
Section 8.1    Share Certificates; Uncertificated Shares. The Board may authorize the issuance of some or all of the shares of the Corporation’s classes or series without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board. Certificates shall be signed in the name of the Corporation by the Chief Executive Officer, the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation; provided, however, that, where such certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation, and a registrar, the signature of any such Chief Executive Officer, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any duly authorized officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such duly authorized officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall be deemed to have been adopted by the Corporation and to have been issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures were used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer records of the Corporation. When shares are represented by certificates, the Corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by such shareholder. When shares are not represented by certificates, then, within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required on certificates by applicable law, including Sections 55-6- 25(b) and (c) and, if applicable, Section 55-6-27, or any successor provisions, of the North Carolina Business Corporation Act. The issuance of uncertificated shares shall not affect shares already represented by certificates unless and until such certificated shares are surrendered to the Corporation for issuance in uncertificated form. Unless otherwise provided by applicable law, the Articles of Incorporation, or these By-Laws, (i) the rights and obligations of shareholders are identical, whether or not their shares are represented by certificates, and (ii) the person in whose name shares of stock shall be registered on the books of the Corporation shall be deemed to be the owner thereof for all purposes as regards the Corporation.

Section 8.2    Transfers.
(a)    The Board may make such rules and regulations as it may deem expedient concerning the issue, registration and transfer of (i) certificates representing shares of the stock of the Corporation, or (ii) evidence of uncertificated shares of the stock of the Corporation, and may appoint one or more transfer agents or clerks and registrars thereof. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation and in accordance with applicable law and these By-Laws.
(b)    Upon surrender of a certificate representing shares of the stock of the Corporation by the registered holder thereof or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate or provide evidence of the issuance of uncertificated shares to the shareholder entitled thereto, and the surrendered certificate shall at once be conspicuously marked “Cancelled” and filed with the permanent stock records of the Corporation.
(c)    Upon the receipt of proper transfer instructions from the registered holder of uncertificated shares or from his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation and upon compliance with applicable law and all appropriate procedures for the transfer of shares in uncertificated form, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the stock transfer books of the Corporation.
Section 8.3    Record Date. The Board, the Chairman of the Board or the Secretary may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof. The Board may fix in advance a date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with obtaining a shareholder written consent in lieu of a meeting, as a record date for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, or to give such consent. Once a record date is fixed, such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment or rights, or exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. Except where a date shall have been fixed as a record date for the determination of the shareholders entitled to vote, as hereinabove provided, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of directors. If a meeting of shareholders is adjourned to a date more than

120 days after the date fixed for the original meeting, then the Board, the Chairman of the Board, or the Secretary shall fix a new record date.
Section 8.4    Lost or Destroyed Certificates. In case of loss, theft, mutilation or destruction of any certificate evidencing shares of the stock of the Corporation, upon proof of such loss, theft, mutilation or destruction and upon the giving of an indemnity or other undertaking to the Corporation in such form and in such sum as the Board may direct, the Corporation may issue (i) a new certificate or certificates evidencing such shares of the stock of the Corporation, or (ii) uncertificated shares of the stock of the Corporation, in place of any certificate or certificates previously issued by the Corporation.
Article IX

Seal, Fiscal Year, Waivers of Notice, Amendments
Section 9.1    Corporate Seal. The seal of the Corporation shall be circular in form and shall bear the name of the Corporation and the inscription “Corporate Seal, North Carolina”. Said seal may be used by causing it or a facsimile thereof to be impressed or reproduced or otherwise.
Section 9.2    Fiscal Year. Each fiscal year of the Corporation shall end on the last Saturday of December.
Section 9.3    Waivers of Notice. Anything in these By-Laws to the contrary notwithstanding, notice of any meeting of the shareholders, the Board, or any committee constituted by the Board need not be given to any person entitled thereto, if such notice shall be waived by such person in a signed writing that is delivered to the Corporation for inclusion in the minutes or corporate records before, at or after such meeting, or if such person shall be present in person (or in the case of a meeting of the shareholders, be present in person or represented by proxy) at such meeting and without objecting to such lack of notice at the beginning of the meeting and as otherwise required by statute.
Section 9.4    Amendments. Unless otherwise provided by statute, the Articles of Incorporation or a By-Law approved by shareholders, these By-Laws may be altered, amended or repealed or new By-Laws may be made either:
(a)    by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote thereon, at any annual or special meeting of the shareholders, provided that notice of the proposed alteration, amendment or repeal or of the proposed new By-Law or By-Laws be included in the notice of such meeting or waiver thereof, or
(b)    by the affirmative vote of a majority of the whole Board at any regular meeting of the Board, or any special meeting thereof, provided that notice of the proposed alteration, amendment or repeal or of the proposed new By-Law or By-Laws be included in the notice of such special meeting or waiver thereof or all of the directors at the time in office be present at such special meeting.

The Board may alter, amend or repeal any By-Laws, but any By-Laws made by the Board may be altered, amended or repealed by the shareholders.
Section 9.5    Electronic Transactions. The Corporation may conduct any action or set of actions by any electronic means.